Exhibit 3.71

Exhibit 3.71

Form 5

Saskatchewan Consumer and Commercial and Commercial Affairs

Corporations Branch

304098

Corporation Number

Certificate of Amendment

The Business Corporations Act

I hereby certify that the articles of

PRAIRIE CQAL L O.

(formerly 568561 SASKATCHEWAN LTD.)

are this day amended in accordance with the attached Articles of Amendment, Articles of Reorganization or Articles of Arrangement.

Given under my hand and seal

this 5th

day

Of December

Director

1984

FORM 4

PROVINCE OF SASKATCHEWAN

THE BUSINESS CORPORATIONS ACT

ARTICLES OF AMENDMENT

(Section 27 or 171)

1. Name of corporation: 568561 Saskatchev-1an Ltd. Corporation No. 568561

2.

The articles of the corporation are amended as follows:

Paragraph 1 of the Articles of the Corporation

be deleted and the following substituted therefor:

1. Name of Corporation: Prairie Coal Ltd.

,.

3. The amendment has been duly authorized by the shareholders pursuant to section 167 of the Act on the 4th day of December 19 84 .

OR

4. The amendment has been duly authorized by the directors pursuant to section of the Act on the day of • 19

Date Name Description of office / Signature’

December 4, 1984 S.McKinnon Secretary